CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Churchill Tax-Free Fund of Kentucky and to the use of our reports dated February 16, 2006 on the financial statements and financial highlights of Churchill Tax-Free Fund of Kentucky. Such financial statements and financial highlights appear in the 2005 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.





                                /s/      TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 27, 2006